                                                                     Exhibit 4.3

                           INVESTOR RIGHTS AGREEMENT

          THIS INVESTOR RIGHTS AGREEMENT, dated as of January 6, 2000 (this "Agreement"), is by and among Affiliated Research Centers, Inc., a corporation
 ---------
organized under the laws of the State of Delaware (the "Company"), and the
                                                        -------
undersigned (the "Investors").
                  ---------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company contemplates entering into an Agreement and Plan of Merger (the "Merger Agreement") with AmericasDoctor.com, Inc. ("AmDoc") and
                ----------------                                   -----
Merger Subsidiary; and

          WHEREAS, following the Effective Time (as hereinafter defined), the Investors will each be holders of shares of capital stock of the Company;

          WHEREAS, it is a condition to the execution by the Company and AmDoc of the Merger Agreement that the Company and the Investors enter into this Agreement, which following the Effective Time will supercede and replace any and all of the Investors' previous agreements with the Company and AmDoc with respect to the matters covered hereby; and

          WHEREAS, the parties desire to enter into this Agreement and the mutual covenants of the parties relating thereto;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          Section 1. Definitions. As used in this Agreement, terms defined in
                     -----------
the heading shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" shall mean, with respect to any Person, (i) any Person
           ---------
that directly or indirectly controls, is controlled by or is under common control with, such Person, (ii) any director, officer, partner, member or employee of such Person or any Person specified in clause (i) above, (iii) any Immediate Family Member of any Person specified in clause (ii) above or (iv) in the case of TD Origen Capital Fund, L.P., TD Javelin Capital Fund, L.P. and Tullis-Dickerson Capital Focus II, L.P., any of such entities.

          "Agreement" shall mean this Investor Rights Agreement, as the same
           ---------
may, in accordance with the terms hereof, be amended, supplemented or otherwise modified from time to time.

          "AmDoc" shall have the meaning ascribed to it in the recitals to this
           -----
Agreement.

          "Board of Directors" shall mean, unless otherwise specified hereunder,
           ------------------
the Board of Directors of the Company.

          "business day" shall mean a day other than a Saturday, Sunday,
           ------------
federal, New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close for business.

          "Class A Common Stock" shall mean the Company's Class A Common Stock,
           --------------------
par value $.001 per share, and any security issued or issuable with respect to any Class A Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Effective Time" shall have the meaning ascribed to it in the Merger
           --------------
Agreement.

          "Employee Plans" shall have the meaning ascribed to it in Section 3.14
           --------------
of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Independent Director" shall mean a director who is not an Affiliate
           --------------------
of the Company (but for such director's status as a director) or an officer or employee of the Company or any of its Subsidiaries and has no familial relationship (by blood (but not more remote than first cousin) or by marriage) with any record or beneficial owner of one percent (1%) or more of the outstanding shares of any class of capital stock of the Company or any relationship with the Company or any of its officers or directors or any such 1% stockholder that is material to such director.

          "Investors" shall have the meaning ascribed to it in the preamble to
           ---------
this Agreement.

          "Investor Group One" shall have the meaning set forth in Section 2.1
           ------------------
of this Agreement.

          "Investor Group One Director" shall have the meaning set forth in
           ---------------------------
Section 2.1 of this Section.

          "Investor Group Two" shall have the meaning set forth in Section 2.1
           ------------------
of this Agreement.

          "Investor Group Two Director" shall have the meaning set forth in
           ---------------------------
Section 2.1 of this Agreement.

          "Merger Agreement" shall have the meaning ascribed to it in the
           ----------------
recitals to this Agreement.

          "New Securities" shall have the meaning ascribed to it in Section
           --------------
3.4(a) of this Agreement.

          "Participating Investor" shall have the meaning ascribed to it in
           ----------------------
Section 3.5(b) of this Agreement.

          "Person" shall mean any individual, corporation, partnership, trust,
           ------
joint stock company, business trust, limited liability company, unincorporated association, joint venture or other entity of any nature whatsoever.

          "Preferred Stock" shall mean the Preferred Stock, par value $.001 per
           ---------------
share, of the Company, including any series or sub-series thereof (whether now or hereafter authorized and issued).

          "Public Offering" shall mean the sale of Class A Common Stock to the
           ---------------
public in an offering pursuant to an effective registration statement filed with the SEC under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Registration Rights Agreement"  shall have the meaning ascribed to it
           -----------------------------
in Section 4.1 of this Agreement.

          "Sale Notice" shall have the meaning ascribed to it in Section 3.4(b)
           -----------
of this Agreement.

          "Sale Terms" shall have the meaning ascribed to it in Section 3.4(b)
           ----------
of this Agreement.

          "SBA" shall have the meaning ascribed to it in Section 3.2 of this
           ---
Agreement.

          "SBIA" shall have the meaning ascribed to it in Section 3.15 of this
           ----
Agreement.

          "SEC" shall mean the United States Securities and Exchange Commission.
           ---

          "Securities" shall mean shares of (i) any Class A Common Stock
           ----------
(except, other than as to shares of Class A Common Stock issued upon conversion of shares of Preferred Stock, in the case of Premier Research Worldwide, Ltd.), Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock of the Company held by the Investors immediately following the Effective Time or any series of Preferred Stock purchased or acquired (by exchange, conversion or otherwise) by the Investors after the date hereof, (ii) any Class A Common Stock of the Company issued or issuable upon conversion of any of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock or Series A-5 Preferred Stock or any Preferred Stock purchased or acquired (by exchange, conversion or otherwise) by the Investors after the date hereof or the exercise of the Warrants held by the Investors immediately following the Effective Time, and (iii) any Class A Common Stock of the Company issued or issuable with respect to any of the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Series A-1 Preferred Stock" shall mean the Series A-1 Preferred
           --------------------------
Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-1 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Series A-2 Preferred Stock" shall mean the Series A-2 Preferred
           --------------------------
Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-2 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Series A-3 Preferred Stock" shall mean the Series A-3 Preferred
           --------------------------
Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-3 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Series A-4 Preferred Stock" shall mean the Series A-4 Preferred
           --------------------------
Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-4 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Series A-5 Preferred Stock" shall mean the Series A-5 Preferred
           --------------------------
Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-5 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Warrants" shall mean the warrants exercisable to purchase shares of
           --------
Class A Common Stock at an exercise price equal to $.01 per share held by the Investors immediately following the Effective Time.

          Section 2.  Board Composition.
                      -----------------

               2.1. From and after the effective time of this Agreement until the provisions of this Section 2 cease to be effective pursuant to Section 2.6, each Investor shall vote all Securities owned by such Investor or over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor's control (whether in such Investor's capacity as a stockholder, director, member of a committee of the Board of Directors of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable action within its control (including, without limitation, calling special meetings of the Board of Directors or the stockholders of the Company), so that:

               (a) The authorized number of directors on the Board shall be established and remain at no less than eight directors.

               (b) The following individuals shall be elected to the Board of Directors of the Company:

                    (i)   one representative (the "Investor Group One Director")
                                                   ---------------------------
     designated by the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock (collectively, "Investor
                                                                        --------
     Group One");
     ---------

                    (ii)  one representative (the "Investor Group Two Director")
                                                   ---------------------------
     designated by the holders of the Series A-4 Preferred Stock and the Series A-5 Preferred Stock (collectively, "Investor Group Two");
                                         ------------------

                    (iii) the Chief Executive Officer of the Corporation;

                    (iv)  the Chairman of the Board of the Corporation;

                    (v) two persons who shall be physicians that are associated with the investigative research sites of the Company; and

                    (vi)  two persons who shall be Independent Directors.

               2.2. The Investor Group Two Director shall be a member of the Compensation Committee of the Board of Directors and the Investor Group One Director shall be a member of the Audit Committee of the Board of Directors.

               2.3. Any Investor Group One Director or Investor Group Two Director will be removed from the Board of Directors, with or without cause, at the written request of Investor Group One or Investor Group Two, as the case may be.

               2.4. In the event that any Investor Group One Director or Investor Group Two Director ceases to serve as a director during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by a representative designated by the Investors that initially designated the departing director.

               2.5. If Investor Group One or Investor Group Two fails to designate a representative to fill a directorship pursuant to the terms of this
Section 2, the individual previously holding such directorship shall be elected to such position, or if such individual has been removed as a director or fails or declines to serve, the vacancy shall be filled with an individual designated by holders of a majority of the Securities then held by the Investors; provided that the Investors shall vote to remove such individual if the party which failed to designate such directorship so directs.

               2.6. The rights and requirements under this Section 2 shall terminate at the closing of a Public Offering.

          Section 3. Covenants of the Company. The Company hereby covenants and
                     ------------------------
agrees as follows:

               3.1.  Basic Financial Information. The Company will furnish the
                     ---------------------------
following reports to each Investor so long as such Investor (or its Affiliates) holds Securities having the right to vote generally representing at least five percent 5% of the voting power of the Company:

                     (i) For the fiscal year ended December 31, 1999 and for each fiscal year thereafter, as soon as practicable after the end of such fiscal year of the Company, and in any event within ninety (90) days thereafter, an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal year, audited consolidated statements of operations and cash flows of the Company and its Subsidiaries for such year, an audited statement of stockholders' equity of the Company as at the end of such year, together with notes thereto, each prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

                     (ii) For the fiscal quarter ending March 31, 2000 and for each fiscal quarter thereafter, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, consolidated statements of operations and cash flows of the Company and its Subsidiaries for such quarterly period and for the current fiscal year to date, a statement of stockholders' equity of the Company as at the end of such quarterly period, each prepared in accordance with generally accepted accounting principles (excluding footnote disclosure) consistently applied and setting forth in comparative form the figures for the corresponding periods of the previously fiscal year, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

                     (iii) For the month ending January 31, 2000 and for each month thereafter, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and consolidated statements of operations and cash flows of the Company and its Subsidiaries for each month and for the current fiscal year of the Company to date, prepared in a manner consistent with the Company's past practices consistently applied, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                     (iv)  As soon as available (but in any event within sixty
     (60) days after the commencement of each fiscal year of the Company), a summary of the financial plan and/or annual budget of the Company, as contained in its operating plan approved by the Company's Board of Directors. Any material changes in such financial plan and/or annual budget, shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors.

               3.2.  Visitation Rights. The Company will permit each Investor
                     -----------------
and the examiners of the U.S. Small Business Administration (the "SBA") to visit
                                                                  ---
and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request. The foregoing provisions of this Section 3.2 shall not be in limitation of any rights that an Investor may have with respect to the books and records of the Company and its Subsidiaries, if any, or to visit and inspect their properties or discuss their affairs, finances and accounts under the laws of the jurisdictions in which they are incorporated. The rights set forth in this Section 3.2 shall exist solely with respect to the Investors herein and may not be assigned by any of them to any person, including any subsequent holder of the Securities.

               3.3.  Confidentiality. Each Investor agrees it shall keep all
                     ---------------
information provided to it by the Company pursuant to this Agreement, including pursuant to Sections 3.1 and 3.2, in strict confidence and shall not directly or indirectly make known, divulge, reveal, furnish, make available to any third party or use any of such information (except in the course of preparing such studies, analyses and/or reports as may be necessary for purposes of disclosing the portfolio investment performance of such Investor to its limited partner investors, in which case such limited partner investors will be informed of the confidential nature of such information and will be required to agree to be bound by the terms of this Section 3.3) until and unless (i) such information becomes, through no fault of such Investor, generally known to the public, (ii) such information becomes available to such Investor on a nonconfidential basis from a source, other than the Company, which such Investor believes, after reasonable inquiry, is not prohibited from disclosing such information to such Investor by a contractual, legal or fiduciary obligation, or (iii) such Investor is required, in the opinion of counsel to such Investor, by law to make disclosure (after giving the Company reasonable notice and an opportunity to contest such requirement).

               3.4.  Right of First Refusal. The Company hereby grants to each
                     ----------------------
Investor the right of first refusal to purchase all or any part of such Investor's pro rata share (as defined in this Section 3.4) of New Securities (as defined in this Section 3.4) which the Company may, from time to time, propose to sell and issue. An Investor's "pro rata share," for purposes of this right of first refusal, shall be that number of Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock that qualify as New Securities (assuming conversion of any New Securities convertible into Class A Common Stock) covered by the Sale Notice by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock of the Company at the time held by such Investor (assuming conversion of any Securities convertible into shares of Class A Common Stock) and the denominator of which is the aggregate number of shares of Class A Common Stock then outstanding (assuming conversion of any Securities convertible into shares of Class A Common Stock). An Investor may exercise its rights under this Section 3.4 through any of its Affiliates. If any Investor fails to elect fully to purchase such Investor's pro rata share pursuant to this Section 3.4, the Company shall give notice of such failure to the Investors who did so elect (the "Purchasing
                                                               ----------
Investors").  Such notice may be made either in writing or orally, if confirmed
---------
in writing within three (3) business days. The Purchasing Investors shall have five (5) business days from the date of such notice to agree to purchase their pro rata share of the unpurchased Investor portion. This right of over-allotment shall exist solely with respect to the Investors herein and may not be assigned by any of them to any person other than an Affiliate, including any subsequent holder of the Securities. This right of first refusal shall be subject to the following provisions:

               (a)  "New Securities" shall mean any capital stock of the
                     --------------
     Company, whether now authorized or not, and rights, options or warrants to purchase shares of capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into shares of capital stock of the Company; provided that the term "New Securities" does not include (i) securities issued at or after the Effective Time pursuant to the Merger Agreement or any of the other agreements contemplated thereby or executed in connection therewith; (ii) securities issued or issuable upon the conversion of any Securities or exercise of any Warrants; (iii) securities issued or issuable upon conversion of, or as a dividend or distribution on, any shares of Preferred Stock; (iv) securities issued or issuable upon conversion of, in lieu of, or as a substitute for, the Class B Common Stock; (v) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (vi) securities issued in connection with any borrowings, direct or indirect, from financial institutions, insurance companies or other lending institutions regularly engaged in the business of lending money or lease financing by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that such borrowings are approved by a majority of the non-employee directors on the Board of Directors; (vii) securities issued to or in connection with an acquisition, consolidation, combination, merger or similar transaction approved by a majority of the non-employee directors on the Board of Directors; (viii) not more than 3,000 shares of Common Stock issued to each newly contracted investigative site or Persons affiliated therewith; (ix) shares of Common Stock issued pursuant to any options or warrants outstanding as of the date of this Agreement; (x) securities issued to a director, officer or employee of, or consultant to, the Company or its Subsidiaries directly or pursuant to any employment, bonus or consulting agreement, or pension, profit sharing, deferred compensation, stock bonus, retirement, stock purchase, phantom stock, restricted stock, option or other plan or any other employee stock incentive program existing or outstanding as of the date of this Agreement or to the extent such arrangements are approved by the Compensation Committee of the Board of Directors or a majority of the non-employee directors on the Board of Directors after the date of this Agreement; or (xi) shares of the Series A-6 Preferred Stock, par value $.001 per share, of the Company.

               (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention (the "Sale Notice"), describing the type of New Securities, the
                     -----------
     price and the general terms upon which the Company proposes to issue the same (the "Sale Terms"). Each Investor shall have fifteen (15) business
                ----------
     days from the date of any such notice to agree to purchase the Investor's pro rata share of such New Securities on the Sale Terms specified in the Sale Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               (c) With respect to Securities as to which the Investors fail to exercise their rights of first refusal within said fifteen (15) business day period and after the expiration of the five (5) day period for the exercise of the over-allotment provisions of this Section 3.4, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of such agreement) to sell the New Securities (and any Securities of the Investors to be included in such sale pursuant to Section 3.5 hereof) respecting which the Investors' option was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investors in the manner provided above.

               3.5.  Ongoing Right. The exercise or non-exercise of the rights
                     -------------
of the Investors hereunder to purchase New Securities sold by the Company shall not adversely affect the rights of any Investor to subsequently purchase New Securities sold by the Company subject to Section 3.4 hereof.

               3.6.  Prompt Payment of Taxes, etc. The Company will timely file
                     ----------------------------
all tax returns and pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax,
                --------  -------
assessment, charge or levy need not be paid if the validity thereof shall then be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments,
--------
charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          3.7.  Insurance. The Company will keep its assets and its
                ---------
Subsidiaries' assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's and its subsidiaries' line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property (including, without limitation, a director and officer indemnification insurance policy in the amount of $5,000,000) to the extent and in the manner customary for companies in similar businesses similarly situated.

          3.8.  Key Man Life Insurance. The Company agrees it shall maintain for
                ----------------------
its benefit term life insurance coverage on the life of its Chief Executive Officer, in an amount not less than $1,000,000.

          3.9.  Availability of Class A Common Stock for Conversion. The Company
                ---------------------------------------------------
has, in accordance with the laws of the state of its incorporation, reserved for issuance a number of shares of Class A Common Stock sufficient to permit conversion of all the Securities held by the Investors.

          3.10. Extraordinary Remuneration Plan. The Investors acknowledge that
                -------------------------------
the Company has entered into or intends to enter into employment and severance agreements with Steven M. Rauscher, David R. Adamoli, Jane Taylor, Karen Petrimoulx, Scott M. Rifkin, Alan Sanders, Jeffery Lefko, and Charles Bland, copies of which have been made available to them. Except as provided in such agreements, following the Effective Time, the Company will not grant any extraordinary remuneration (whether in the form of cash, securities or other forms of compensation) to any employee or officer of the Company or any of its Subsidiaries, in connection with the sale of the Company or any of its Subsidiaries, or the termination of employment or otherwise, unless such grant of extraordinary remuneration has been approved by a majority of the members of the Board of Directors excluding such members who are officers of the Company or its Subsidiaries.

          3.11. Maintenance of Corporate Existence. Subject to the provisions of
                ----------------------------------
this Agreement, the Company shall use its reasonable efforts to do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) of the Company and its subsidiaries; provided that the Company shall not be required to preserve any such right if the Board of Directors determines that the preservation of such right is no longer desirable in the conduct of the business of the Company or its Subsidiaries.

               3.12.  Compliance with Laws. The Company will comply in all
                      --------------------
material respects with all applicable laws, rules and regulations of governmental authorities that are material to the business of the Company and its subsidiaries taken as a whole.

               3.13.  ERISA Matters.  To the extent that the Company or any of
                      -------------
its Subsidiaries maintains or contributes to any "pension plan" or "employee benefit plan" as such terms are defined under ERISA (collectively, "Employee
                                                                    --------
Plans"), the Company and its Subsidiaries will operate such Plans in full
-----
compliance with the requirements of ERISA. The Company and its Subsidiaries shall maintain each Employee Plan in accordance with its terms and in compliance with all applicable, laws, statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, in all material respects. With respect to each Employee Plan, the Company and the Subsidiary will make all contributions and filings on a timely basis.

               3.14.  Small Business Concern.  The Company represents and
                      ----------------------
warrants to the Investors that the Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.103), is a "Small Business Concern" within the meaning of 15 U.S.C. Section 662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIA"), and the
                                                               ----
regulations thereunder, including 13 C.F.R. Section 107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. Section 121.301(c)(2). Neither the Company nor any of its Subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIA, including 13 C.F.R. Section 107.

               3.15.  Informational Covenant.  Within sixty (60) days after the
                      ----------------------
end of the fiscal year of the Company, the Company will furnish or cause to be furnished to each Investor requesting such information required by the SBA concerning the economic impact of such Investor's investment in the Company, for (or as of the end of) such fiscal year, including but not limited to, information concerning full-time equivalent employees, Federal, state and local income taxes paid, gross revenue, source of revenue growth, after-tax profit or loss, and Federal, state and local income tax withholding. Such information shall be forwarded by the Company on a form provided by the requesting Investor.

               3.16.  Activities.  (a)  Neither the Company nor any of its
                      ----------
affiliates (as defined in Section 3.14 above) will engage in any activities for which a small business investment company is prohibited from providing funds by the SBIA, including 13 C.F.R. Section 107.

               (b) Without obtaining the prior written approval of TD Origen Capital Fund, L.P. and TD Javelin Capital Fund, L.P., which approval shall not be unreasonably withheld, the Company will not change within one (1) year of the date hereof, the Company's business as presently conducted to a business activity which a small business investment company is prohibited from providing funds by the SBIA.

               3.17.  Amendment to Certificate of Designation.  The Company and
                      ---------------------------------------
the Investors agree to use commercially reasonable efforts to amend the Certificates of Designation

Preferences and Rights of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series E Preferred Stock to clarify the relative rights of the Preferred Stock and the Common Stock upon a liquidation, dissolution or winding up of the Company.

               3.18.  Termination.  The covenants and agreements of the Company
                      -----------
contained in Sections 3.1, 3.2, 3.4 through 3.8 and 3.10 through 3.17 shall terminate upon a Public Offering.

          Section 4.  Restrictions on Transferability of Securities; Compliance
                      ---------------------------------------------------------
with Securities Act.
-------------------

               4.1.   Restrictions on Transferability.  The Securities shall
                      -------------------------------
not be transferable, unless the conditions specified in this Section 4 have been satisfied or pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Investors and certain other stockholders of the Company (the "Registration
                                                              ------------
Rights Agreement"), which conditions are intended to insure compliance with the
----------------
provisions of the Securities Act. Each Investor will cause any proposed transferee of Securities held by that Investor to agree to take and hold those securities subject to the provisions and upon the conditions specified in this
Section 4.

               4.2.   Restrictive Legend.  Each certificate representing (i)
                      ------------------
the Securities, or (ii) shares of the Class A Common Stock issued upon conversion of Securities convertible into shares of Class A Common Stock or upon exercise of the Warrants, or (iii) any other securities issued in respect of the Securities, the Warrants or the Class A Common Stock issued upon conversion of Securities convertible into shares of Class A Common Stock or upon exercise of the Warrants, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS THE COMPANY RECEIVES EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH SECURITIES WERE TRANSFERRED PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OR RULE 144A.

          Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4.3(i), or the "no-action" letter referred to in Section 4.3(ii), to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws and that such legend is not required in order to establish compliance with any provisions of the Securities Act.

               4.3.   Notice of Proposed Transfers.  Prior to any proposed
                      ----------------------------
transfer of any Securities or Class A Common Stock issued upon conversion thereof (other than pursuant to an effective registration statement), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144 or Rule 144A) by either (i) a written opinion of legal counsel for the holder, obtained at the holder's sole cost and expense, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities or Class A Common Stock issued upon conversion thereof may be effected without registration under the Securities Act, or (ii) a "no action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities or Class A Common Stock issued upon conversion thereof shall be entitled to transfer such shares in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Securities or Class A Common Stock issued upon conversion thereof transferred as above provided, shall bear the appropriate restrictive legend set forth in
Section 4.2 above, unless the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

               4.4.   Rule 144 Reporting.  With a view to making available the
                      ------------------
benefits of certain rules and regulations of the SEC which may permit the sale of the Securities or Class A Common Stock issued upon conversion thereof to the public without registration, the Company agrees it will:

               (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the public; and

               (b) File with the SEC in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

          Section 5.  Miscellaneous.
                      -------------

               (a)    Governing Law. This Agreement shall be governed by and
                      -------------
     construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware, without regard to the principles of conflicts thereof. The Company and the Investors agree that service of process upon the Company and Investors, respectively, mailed by first class mail, shall be deemed in every respect effective service of process upon the Company and Investors, respectively, in any such suit or proceeding. Nothing herein shall affect the right of the Company or the right of any Investor to serve process in any other manner permitted by law.

               (b)  Entire Agreement.  This Agreement constitutes the full and
                    ----------------
     entire understanding and agreement between the parties with respect to the subject matter hereof.

               (c)  Amendment.  No supplement, modification, waiver or
                    ---------
     termination of this Agreement shall be binding unless executed in writing by the Company and Investors holding at least 66% of the Securities (on an as-converted basis) then held by the Investors.

               (d)  Notices, etc.  Each notice, request, consent, approval,
                    -------------
     disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received
     (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five (5) business days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to an Investor, at the Investor's address or fax number set forth on Annex A hereto, or at such other address or fax number as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at the address of its principal executive offices and addressed to the attention of the Chief Financial Officer, or at such other address or fax number as the Company shall have furnished to the Investors in writing.

               (e)  Counterparts.  This Agreement may be executed in two or
                    ------------
     more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering the Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) to be physically delivered to the other party within five days of the execution thereof.

               (f)  Severability.  In the event that any provision of this
                    ------------
     Agreement becomes or is declared by a court or competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

               (g)  Section Titles.  Section titles are for descriptive
                    --------------
     purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

               (h)  Successors and Assigns.  Without limiting any of the
                    ----------------------
     provisions of this Agreement, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

               (i)  Effective Time.  This Agreement shall automatically become
                    --------------
     effective at the Effective Time (as defined in the Merger Agreement). If the Effective Time does not occur, this Agreement shall be null and void and shall not be of any further force or effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              AFFILIATED RESEARCH CENTERS, INC.


                              By:  /s/ Steven M. Rauscher
                                 -----------------------------------
                              Name:  Steven M. Rauscher
                                   ---------------------------------
                              Its:   Chief Executive Officer
                                  ----------------------------------


                              GALEN PARTNERS III, L.P.


                              By:  Claudius L.L.C.

                              By:  /s/ Bruce F. Wesson
                                 -----------------------------------
                              Name:  Bruce F. Wesson
                                   ---------------------------------
                              Its:  Senior Managing Member


                              GALEN PARTNERS INTERNATIONAL III, L.P.

                              By:  Claudius L.L.C.

                              By:  /s/ Bruce F. Wesson
                                 -----------------------------------
                              Name:  Bruce F. Wesson
                                   ---------------------------------
                              Its:  Senior Managing Member


                              GALEN EMPLOYEE FUND III, L.P.

                              By:  Wesson Enterprises, Inc.

                              By:  /s/ Bruce F. Wesson
                                 -----------------------------------
                              Name:  Bruce F. Wesson
                                   ---------------------------------
                              Its:  Senior Managing Member


                              DELPHI VENTURES III, L.P.

                              By:  Delphi Management Partners, L.L.C.
                                   General Partner


                              By:  /s/ Donald J. Lothrop
                                 -----------------------------------
                              Name:  Donald J. Lothrop
                                   ---------------------------------

                              Its:  Managing Member


                              DELPHI BIOINVESTMENTS III, L.P.

                              By:  Delphi Management Partners, L.L.C.
                                   General Partner

                              By:  /s/ Donald J. Lothrop
                                 -----------------------------------
                              Name:  Donald J. Lothrop
                                   ---------------------------------
                              Its:  Managing Member


                              HAMBRECHT & QUIST CALIFORNIA

                              By:  /s/ Robert N. Savoie
                                 -----------------------------------
                              Name:  Robert N. Savoie
                                   ---------------------------------
                              Its:  Attorney-in-Fact
                                  ----------------------------------


                              H&Q AFFILIATED RESEARCH INVESTORS, L.P.

                              By: /s/ Chris McKay
                                 -----------------------------------
                              Name:  Chris McKay
                                   ---------------------------------
                              Its:  Attorney-in-Fact
                                   ---------------------------------


                              HAMBRECHT & QUIST EMPLOYEE VENTURE
                              FUND, L.P. II

                              By:  /s/ Robert N. Savoie
                                 -----------------------------------
                              Name:  Robert N. Savoie
                                   ---------------------------------
                              Its:  Attorney-in-Fact
                                  ----------------------------------


                              TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

                              By: Tullis Dickerson Partners II, L.L.C., its general partner

                              By:  /s/ Thomas P. Dickerson
                                 -----------------------------------
                              Name:  Thomas P. Dickerson
                                   ---------------------------------
                              Its:  President
                                  ----------------------------------

                              TD ORIGEN CAPITAL FUND, L.P.

                              By: TD II Regional Partners, Inc., its general partner

                              By:  /s/ Thomas P. Dickerson
                                 -----------------------------------
                              Name:  Thomas P. Dickerson
                                   ---------------------------------
                              Its:  President
                                  ----------------------------------


                              TD JAVELIN CAPITAL FUND, L.P.

                              By:  JVP, L.P., its general partner

                              By:  JVP, Inc., its general partner

                              By:  /s/ Thomas P. Dickerson
                                 -----------------------------------
                              Name:  Thomas P. Dickerson
                                   ---------------------------------
                              Its:  President
                                   ---------------------------------


                              GE CAPITAL EQUITY INVESTMENTS, INC.

                              By:  /s/ E.R. Frank-Bailey
                                 -----------------------------------
                              Name:  E.R. Frank Bailey
                                   ---------------------------------
                              Its:  Managing Director
                                  ----------------------------------


                              PREMIER RESEARCH WORLDWIDE, LTD.

                              By:  /s/ John Bauer
                                 -----------------------------------
                              Name:  John Bauer
                                   ---------------------------------
                              Its:  Chief Financial Officer
                                  ----------------------------------

                                                                         ANNEX A


Galen Partners III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Galen Partners International III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Galen Employee Fund III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Delphi Ventures III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Delphi BioInvestments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Hambrecht & Quist California
One Bush Street
San Francisco, CA 94104

H&Q Affiliated Research Investors, L.P.
One Bush Street
San Francisco, CA 94104

Hambrecht & Quist Employee Venture Fund, L.P. II
One Bush Street
San Francisco, CA 94104

Tullis-Dickerson Capital Focus II, L.P.
One Greenwich Plaza, Third Floor
Greenwich, CT 06830
Fax:  (203) 629-9293

     With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (230) 861-2498

TD Origen Capital Fund, L.P.
150 Washington Avenue
Suite 201
Santa Fe, NM 87501
Fax:  (505) 982-7008

     With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (230) 861-2498

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223
Fax:  (205) 870-4822

With a copy to:

     Law Offices of Gloria Skigen
     One Greenwich Plaza
     Third Floor
     Greenwich, CT 06830
     Fax:  (230) 861-2498

GE Capital Equity Investments, Inc.
120 Long Ride Road
Stamford, CT 06927

Premier Research Worldwide, Ltd.
124 South 15th Street
Philadelphia, PA 19102